EXHIBIT 10.6.2

THIRD MODIFICATION OF AGREEMENT

WHEREAS, OxySure Systems, Inc. (“OxySure”) and JTR Investments, Ltd. (“JTR”) (OxySure and JTR jointly, the “Parties”) entered into that certain Promissory Note (“Note”) dated 3/1/08 in the principal amount of $250,000; and

WHEREAS, The Parties have agreed that it is in their best interests to modify the terms of the Note.

NOW, WHEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, THE SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES AGREE AS FOLLOWS:

Section 1 of the Note shall be amended as follows:

Maturity Date. The then outstanding Principal Amount shall become due and payable on the 48 month anniversary of the Issue Date (the “Maturity Date”). “Issue Date” means the later of the date of first issuance of this Note as set forth above or the date of signature hereof.

All other provisions of the Note shall remain unchanged.

Agreed to and accepted:

By: /s/Julian T. Ross	By: /s/Don Reed
Mr. Julian Ross	Mr. Don Reed,
President, JTR Management, LLC	Director, and on Behalf of the Board of Directors
General Partner, JTR Investments, Ltd.	OxySure Systems, Inc.
Date: 8/30/10	Date: 8/30/10